UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 3, 2021
Hamilton Lane Incorporated
(Exact Name of Registrant as specified in its charter)

Delaware	001-38021	26-2482738
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Presidential Blvd.,	4th Floor
Bala Cynwyd,	PA	19004
(Address of principal executive offices)		(Zip Code)
 (610) 934-2222
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	HLNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on March 3, 2021, the Board of Directors (the “Board”) of Hamilton Lane Incorporated (the “Company”) increased the size of the Board from six directors to seven directors and unanimously elected R. Vann Graves as director of the Company to fill the resulting vacancy, effective immediately. The Board determined that Mr. Graves is an independent director under applicable Nasdaq rules. Mr. Graves was elected as a Class II director with an initial term expiring at the Company’s 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”). As of the date hereof, the Board has not determined any committee appointments for Mr. Graves.

The Company is currently a party to a Stockholders Agreement with certain significant outside investors, members of management and significant employee stockholders pursuant to which HLA Investments, LLC (“HLAI”) has the right to nominate to the Board the Company’s directors. HLAI designated Mr. Graves as a director.

There is no arrangement or understanding between Mr. Graves and any other persons or entities pursuant to which he was elected as a director, nor are there any transactions between the Company and Mr. Graves that would require disclosure under Item 404(a) of Regulation S-K. Mr. Graves is expected to enter into the Company’s standard form of indemnification agreement, which is incorporated by reference as Exhibit 10.16 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 28, 2020.

Mr. Graves will be compensated for his service on the Board in the same manner as the Company’s other non-employee directors and will receive an annual retainer of $125,000, in the form of cash, time-based restricted stock awarded under the Hamilton Lane Incorporated 2017 Equity Incentive Plan, as amended, or a combination of both, at his election. The restricted stock would vest one year after the date of grant. Mr. Graves will receive a pro-rata amount of his annual retainer in cash for service between his election and the 2021 Annual Meeting. The Company reimburses all members of the Board for reasonable costs and expenses incurred by them for Board and committee meeting attendance.

A copy of the press release announcing the election of Mr. Graves to the Company’s Board is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

On March 4, 2021, the Company issued a press release regarding Mr. Graves’ election to the Company’s Board. The full text of the Company’s press release is attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Hamilton Lane Incorporated dated March 4, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAMILTON LANE INCORPORATED

Date: March 4, 2021

	By:	/s/ Lydia A. Gavalis
		Name:	Lydia A. Gavalis
		Title:	General Counsel and Secretary